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                                                                     EXHIBIT 3.1

         This is a fair and accurate English translation of the original By-laws of Triple-S Management Corporation which are in Spanish

                                     BY-LAWS
                                       OF
                         TRIPLE-S MANAGEMENT CORPORATION

                                    CHAPTER 1

1-1 The Incorporators of "Triple-S Management Corporation" adopt these By-laws which will regulate the Corporation's proceedings and will rule the administration of its business.

1-2 The By-laws approved herein shall be submitted to the shareholders, who may adopt, amend or repeal them.

                         CHAPTER 2 - BOARD OF DIRECTORS

2-1   The Board of Directors is made up of nineteen (19) members.

                          CHAPTER 3 - CAPITAL IN STOCKS

3-1 The Corporation may issue up to twelve thousand five hundred (12,500) shares of common stock with a par value of Forty Dollars ($40).

3-2 The Corporation will use a circular seal measuring 1-7/8 in diameter with the name "Triple-S Management Corporation" around its circumference.

                            CHAPTER 4 - ON THE SHARES

The Incorporators declare and agree, and is established in these By-laws, that, the following provisions are established with the purpose of creating, defining, limiting and managing the rights and privileges of the shareholders:

4-1   SALE OF SHARES

      A. No person may own more than twenty-one (21) shares, or five percent (5%) or more, of the Corporation's voting shares issued and outstanding.

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      B.    The sales of shares will be exclusively limited to physicians and dentists. However, organizations such as hospitals, laboratories, and the College of Dental Surgeons of Puerto Rico, who had originally acquired shares of Triple-S, Inc., may continue as stockholders of Triple-S Management Corporation, with all the rights. In addition, the members of the Board of Directors who represent the community will be Shareholders as long as they remain on the Board.

      C. The members of the Board of Directors who represent the community, as long as they remain as members of the Board, will receive one share of the Corporation, free of charge, with the single purpose of qualifying them for the position of Director of the Corporation. Said community representatives shall return the qualifying share that had received when their duties as Directors of the Corporation end.

4-2 The Corporation will have the right of first refusal in the event of a sale, donation, or any other sale or cession of the shares of the Corporation. Any Shareholder who wishes to sell, donate, or in any other way sell or cede his/her shares of the Corporation, must first offer his/her shares to the Corporation in writing. The Corporation shall then purchase said shares from the Shareholder for the same price he/she paid for them. However, in the event that the shares were donated or inherited through a will, or in any other way, to a person who is (1) a descendant of the Shareholder and (2) a physician or a dentist, then said person shall have the right to hold up to a maximum 21 shares.

4-3   SHAREHOLDER LISTING

      The Secretary of the Corporation shall keep, or ensure the keeping of, a complete and exact register, in alphabetical order, of all the shareholders, including their address and, the number of votes each Shareholder holds, in the offices of the Corporation. Said register shall be readily available and during working hours, and shall be available for inspection by any Shareholder, particularly, ten (10) days before a Shareholders Meeting, and when any other shareholder meeting is being held.

      The Corporation's register will constitute the only acceptable evidence to determine which Shareholders have the right to inspect the Corporation's Shareholders Register, the books of the Corporation, and to determine which Shareholders have the right to vote in person or by proxy during any meeting or shareholders meeting.

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                        CHAPTER 5 - SHAREHOLDER MEETINGS

5.1   ANNUAL MEETING

      The Annual Meeting of Shareholders of Triple-S Management Corporation will be held at the Corporation's main office or at any other place in Puerto Rico as determined by the Board of Directors from time to time, at the place indicated in the Notice of Meeting, at 9:00 am, on the last Sunday in April of each year or, as an exception, at such other date which is closest to the last Sunday of the month of April as determined by the Board due to any legal requirement applicable to the Corporation. The purpose of the Meeting will be to fill any vacancies of the Board of Directors, receive and consider reports from officials regarding the business of the Corporation, and resolve any other matters that are properly submitted for consideration. However, neither the Articles of Incorporation nor the By-laws may be amended unless the shareholders, who have the right to vote at the meeting, have been previously notified that among the matters that are being considered at the meeting are amendments to the Articles of Incorporation and By-laws.

5-2   SPECIAL MEETINGS

      The Chairman of the Board of Directors, a majority of the Board of Directors, or Shareholders who hold 25% of the registered voting shares can call special shareholders meetings to be held at the place and time established by the notice of meeting, and for the purposes expressed therein. The meetings (special shareholders meetings) should be notified no less than ten (10) days or more than thirty (30) days before said meeting. The special meetings must be notified in the same manner as annual meetings.

5-3   NOTICE OF MEETINGS

      The notices for every annual meeting of the Shareholders shall be given to each Shareholder entitled to vote, by delivering the same personally, or by mailing such notice to him, at the address which appears on the records of the Corporation during a period of no less than twenty (20) and no more than sixty (60) days prior to the meeting. Along with this notice, all Shareholders will receive copies of the Corporation and its subsidiaries' consolidated financial statements. The notice shall indicate the place and the date the meeting will be held, and the matter or matters to be considered during the Meeting.

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5-4   NOTICE - SUBSTITUTE

      If the directors and officers of the Corporation should refrain from calling and celebrating, at its designated time, an Annual Meeting, five Shareholders may call for and celebrate said Meeting as required in these By-laws. In case an officer does not attend said Meeting, one of the Shareholders present may be elected to substitute, provisionally, said officer. Decisions made at the Meeting will be valid, as if made at an Annual Meeting, and will be registered in the corporate books of the Corporation.

5-5   QUORUM

      Notice to attend annual and special meetings will be sent to all shareholders whose names appear in the Corporate Registry, twenty (20) days prior to the meeting date. At the annual or special meetings, a majority of the voting shares issued and outstanding shall constitute a quorum; and if at the appointed time quorum is not reached, the meeting will be postponed for a half hour, after which one third (1/3) of the voting shares issued and outstanding will constitute a quorum. If quorum is not reached, a new Meeting shall be scheduled thirty (30) days hence, where one-third (1/3) of the voting shares issued and outstanding will constitute a quorum. If a quorum is not reached pursuant to the regulation, as many new Meetings as necessary may be scheduled, with the same one-third (1/3) requirement.

                            CHAPTER 6 - VOTING RIGHT

6-1 Each shareholder shall, at every Meeting, be entitled to as many votes as shares are registered in his name in the books of the Corporation. The shareholder may vote in person or, if absent, by proxy or by certified mail. No vote sent by mail or by proxy will be valid unless issued with the shareholder's signature, and it is received before the Meeting, for which it is destined, begins. No proxy will be valid after its expiration date.

6-2   ACCUMULATED VOTE - PROHIBITION

      The accumulative vote, as states in the Puerto Rico Corporate General Law or any other law, regulation or provision, is expressly prohibited.

6-3 Any proxy designated by a registered shareholder must be a shareholder or a participating physician or dentist.

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                              CHAPTER 7 - ELECTIONS

7-1   BOARD OF DIRECTORS - ELECTION

      A. The election of members to the Board of Directors will take place at the duly notified Annual Meeting of Shareholders by ballot. The members elected each year will be those necessary to complete the nineteen (19) Directors.

            The directors will be elected by a majority of votes of the shares issued and outstanding with the right to vote and who are represented in person or by proxy at the Meeting.

      B. The Board of Directors is divided into three groups, plus the President of the Corporation. The first is made up of five (5) directors, the second group is composed of six (6) directors, and the third group is made up of seven (7) directors. The terms of the groups will be placed at intervals, therefore, the term of the first group of directors will end in the Shareholders Annual Meeting in the year 2005; the term of the second group of directors will end in the Shareholders Annual Meeting in the year 2006 and the term of the third group of directors will end in the Shareholders Annual Meeting in the year 2007.

      C. The term each group member, subsequently elected at the Shareholders Annual Assembly, will occupy at his elected hold office will be three (3) years. Every director will continue with his duties until his/her heir is duly elected and in possession of his office. No Director, except the Corporation's President, while fulfilling his duties, may be elected for more than three (3) terms or serve for more than nine (9) years. The President of the Corporation, who is also a member of the Board of Directors, is excluded from the before mentioned groups.

      D. In order to achieve uniformity in the composition of the number of directors for each group, as stated herein, in April 2001 a director will be elected for a one year term only, from April 2001 to April 2002. With the sole purpose of following the group intervals, the requirement of three (3) terms or nine (9) years may be obviated in order for a person to serve this single one-year term. In the case of the first members of the Board of Directors, the time computation will take into account the period in which the director fulfilled his duties in Triple-S, Inc. until the fusion with Triple-S Salud.

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7-2   DIRECTORS' REQUIREMENTS

      In order to be a Director in the Corporation, every person must at least meet the following requirements:

      A. Never have declared fraudulent bankruptcy, voluntary or involuntary, nor granted a fraudulent general cession in benefit of creditors.

      B.    Should never have been convicted of a crime of moral deprivation.

      C. Should not be a director or officer of a bank, a savings and loans association, an institution engaged in the business of receiving deposits and lending money in Puerto Rico or any entity or corporation in which any of the institutions referred to herein have a direct or indirect substantial economic interest or the relationship of owner, subsidiary or affiliate or any entity or corporation which owns, directly or indirectly, substantial economic interest in any of the said institutions, except that the person can fulfill his duties as director or officer of a financial holding company or a depository institution with whom an insurance company affiliated to the corporation has a relationship, directly or indirectly, as owner, subsidiary or affiliate.

      D. In the case of directors who are physicians or dentists, they should be active participants in the Subsidiary of Triple-S, Inc., and have been so for at least two (2) years prior to their nomination as directors in the Corporation.

                              CHAPTER 8 - DIRECTORS

8-1   BOARD OF DIRECTORS - POWERS

      A. The Board of Directors will be composed of nineteen (19) members elected by the Shareholders at the meeting, or by the Board of Directors in case of vacancies, and will exercise the corporation's powers and the management of its business in accordance with the Puerto Rico General Corporations Law, the Articles of Incorporation and By-laws of the Corporation, as well as the guidelines issued by the Shareholders of the Corporation.

      B. The power to manage the Corporation's affairs may only be exercised when the Directors of the Corporation act as a Board, duly constituted, as a Committee of the Board or by express delegation from the Board.

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      C.    In order to become a Director of the Corporation, you must be a
            Shareholder of the Corporation.

      D. The decisions taken by a majority of the Directors present at a meeting of the Board of Directors, where a quorum is constituted, will be considered as acts of the Board of Directors as if those decisions were considered and accepted by all of the Directors of the Board.

      E. Of the nineteen (19) members of the Board of Directors, ten (10) must be representatives of the community and/or subscribers and not medical doctors or dentists.

      F.    Board Meetings

            1. The Board must celebrate at least one annual meeting before the Annual Meeting of Shareholders and any regular and special meetings the Board determines to be necessary.

            2. The Board will meet each month, unless special circumstances force the Chairperson of the Board to change it. The Secretary will notify the Directors in writing the date of said meetings.

            3. The Chairperson of the Board of Directors may convene extraordinary meetings of the Board to be held at the place, date, and time established in the notice to the meeting and for the purposes expressed therein.

            4. In addition, the Chairperson of the Board of Directors will have the obligation to convene the Board of Directors when requested by five (5) members of the Board, ten (10) days after such request is made.

      G. A majority of the total number of Directors will constitute a quorum.

8-2   VACANCIES IN THE BOARD - PROCEDURE TO FILL THE VACANCIES

      The vacancies of the Board due to resignation, death, disability which impedes the execution of their functions, or destitution of any director before the expiration of their term, will be filled by the vote of the majority of the Directors present in a Board meeting, convened for these purposes, after the quorum is constituted. The person elected to fill the vacancy will serve the rest of the term of the person who is being substituted and may be reelected for two (2) additional successive terms.

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8-3   ACTS OF THE BOARD OF DIRECTORS - REFERENDUM

      Except for a provision stating the contrary in the Articles of Incorporation or the General Corporations Law, any action or agreement required or permitted to be taken in any meeting of the Board of Directors or any of its committees, may be executed without the need of a meeting if all of the members of the Board of Directors or the Committee, as the case may be, approve of it in writing and said written approval or approvals are submitted and incorporated in the minutes of the meetings of the Board of Directors or the Committee.

8-4   OFFICERS

      The officers will be a Chairperson, a Vice Chairman, a Treasurer, an Assistant Treasurer, a Secretary and an Assistant Secretary. The Board of Directors will elect these officers, which will meet the requirements, will have the powers and duties and will serve during the terms established herein.

8-5   THE CHAIRPERSON OF THE BOARD OF DIRECTORS

      The Chairperson of the Board of Directors will preside over the Shareholders Meetings, the meeting of the Board of Directors, and will assume the duties and responsibilities conferred by the Board of Directors. Among the main duties and responsibilities of the Chairperson are the following:

      A. Represent the Corporation in the name of the Board of Directors in those official acts which he/she will have to attend and will maintain the relationships with the Shareholders of the Corporation and the governmental authorities as part of his/her duties.

      B. Appoint the Directors who are to be members of the Finance Committee, except for its Committee Chair, and the Resolutions and Regulations Committee of the Board of Directors, unless otherwise provided in these By-laws.

      C. Be a member of all of the Committees of the Board of Directors, if he/she complies with the independence criteria adopted and approved by the Board of Directors.

      D. Represent the Corporation at the Shareholders Meetings of the Subsidiary Corporations.

      E. Recommend to the Board of Directors for their consideration, the creation of committees which are not expressly recognized in the By-laws and Regulations, according to the needs of the Corporation.

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      F.    Inform the Board of Directors about his/her official affairs by virtue of his/her duties and responsibilities.

      G. Assume all other duties and responsibilities that from time to time are conferred by the Board of Directors.

      H. Convene any extraordinary meetings of the Board of Directors that he/she may deem necessary.

8-6   THE VICE CHAIRMAN

      In the absence of the Chairman, or if the Chairman is unable to act as such, the Vice Chairman will assume the duties and faculties of the Chairman.

8-7   THE SECRETARY

      The Secretary will take an oath to loyally carry out the duties of his/her office and will make sure that the minute books of the Corporation are duly maintained and will note or cause to be noted the actions of the Board of Directors and the Shareholders Assemblies and the voting therein. He/she will issue the necessary certificates and will be responsible for the corporate seal. He/she will be responsible for making sure that the registry of all of the shareholders and the Articles of Incorporation, the By-laws and the certified Regulations are safely kept at the principal offices of the Corporation. In addition, he/she will certify the official acts of the Board of Directors.

8-8   THE ASSISTANT SECRETARY

      The Assistant Secretary will assume, in the absence or if the Secretary is unable to perform his/her duties, all of the duties and faculties conferred upon the Secretary.

8-9   THE TREASURER

      The Treasurer will make sure that the securities and the money of the Corporation is duly received and guarded, and that the disbursements are only made according to duly approved and certified resolutions of the Board of Directors. He/she will make sure that the investment policies of the Corporation observe the security, liquidity and yield criteria, in that order. He/she will preside over the Finance Committee of the Board. In addition, the Treasurer will make sure that the accounting books and registers are located in the principal offices of the Corporation. The Corporation's accounting will follow general accepted accounting principles.

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8-10  THE ASSISTANT TREASURER

      The Assistant Treasurer will assume, in the absence or if the Treasurer is unable to perform his/her duties, all of the duties and faculties conferred upon the Treasurer.

8-11  COMMITTEES

      The permanent Committees of the Board of Directors will be classified according to their nature and the importance of their duties, as well as the responsibilities delegated to each Committee, and the impact of its tasks in the operation and results of the Corporation. In compliance with the above, the "Core Committees" will be the Corporate Governance Committee, the Audit Committee, the Nominations Committee, the Compensation Committee, and the Finance Committee.

      A.    CORPORATE GOVERNANCE COMMITTEE

            The Board of Directors shall appoint at least five (5) Directors to this Committee, one of which shall be the Chairperson of the Board, who shall be the Committee's Chair.

            Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

            The members of the Committee shall meet at least once a year and as many times as deemed necessary. The decisions of the Corporate Governance Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1. Examine the best practices of good corporate governance and ensure that the Corporation complies with said practices. The corporate governance structure:

                  a. Establishes the distribution of the rights and responsibilities among the different constituents of the
                        Corporation: the Board of Directors, Management, Shareholders, and any other constituent.

                  b. Sets up the rules and procedures in order to make corporate decisions.

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            2.    Advise the Boards of Directors of the Corporation and its
                  Subsidiary Corporations, as well as their respective Chairs, about the best practices of corporate governance and the conduct of the Directors.

            3. Provide to the Directors of the Corporation with orientation and educational mechanisms that are relevant and pertinent to their duties and responsibilities in the Corporation.

      B.    AUDIT COMMITTEE

            The Board of Directors shall appoint at least five (5) Directors to this Committee.

            Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

            The Chair of this Committee shall be appointed by the Directors that are members of the Committee.

            This Committee shall meet at least once every three months and as many times as deemed necessary. The decisions of the Audit Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1. Review and ensure that the Corporation and its Subsidiary Corporations have an adequate internal control structure to safeguard the assets, generate reliable financial information, and assure the compliance with applicable laws and regulations.

            2. Review the activities performed by the Internal Audit Office of the Corporation.

            3. Appoint or terminate the engagement with the external auditors.

            4. Review the results of the audits performed by the regulatory agencies.

            5. Review the consolidated financial reports of the Corporation to be issued or filed with regulatory agencies.

            6. Review and judge the annual report prepared by the external auditors.

            7.    Appoint or terminate the Director of the Internal Audit
                  Office.

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      C.    NOMINATIONS COMMITTEE

            The Board of Directors shall appoint at least seven (7) members of the Board of Directors to this Committee, one of which shall be the Chairperson of the Board.

            Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

            The Chair of this Committee shall be appointed by the Directors who are members of the Committee.

            The Committee shall meet at least once a year and as many times as deemed necessary. The decisions of the Nominations Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1. Recommend to the Board of Directors the best qualified candidates that can be members of the Board of Directors and fill any vacancy that arises therein.

            2. Develop and periodically review the qualities that any candidate to be named to the Board of Directors should have.

            3. Recommend to the Board of Directors the best qualified candidates to occupy the position of President of the Corporation.

            4. Evaluate annually, or as often as deemed appropriate, the Directors' performance pursuant to the criteria and objectives that, from time to time, the Board of Directors establishes.

      D.    COMPENSATION COMMITTEE

            The Board of Directors shall appoint at least five (5) Directors of the Board of Directors to this Committee.

            Each Director that is a member of the Committee shall comply with the independence requirements that have been adopted and approved by the Board of Directors.

            The Chair of this Committee shall be appointed by the Directors who are members of the Committee.

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            The Committee shall meet at least once a year and as many times as deemed necessary. The decisions of the Compensation Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1. Develop, recommend, and review the compensation policies for the Executive Officers of the Corporation and its Subsidiary Corporations.

            2. Recommend to the Board of Directors the compensation for the Executive Officers of the Corporation and its Subsidiary Corporations.

            3. Recommend to the Boards of Directors of the Corporation and its Subsidiary Corporations those changes to the compensation levels of the Directors of the Corporation and its Subsidiary Corporations that are deemed necessary.

            4. Develop an annual report regarding the compensation of the Board of Directors and the Executive Officers of the Corporation and its Subsidiary Corporations, pursuant to the applicable laws and regulations.

      E.    FINANCE COMMITTEE

            The Chairperson of the Board of Directors shall appoint to this Committee at least four (4) Directors of the Board. In addition to those Directors, the other members of this Committee shall be the Chairperson of the Board, the President of the Corporation, and the Treasurer of the Board, who shall be the Committee's Chair.

            The Committee shall meet at least once every two months, and as many times as deemed necessary. The decisions of the Finance Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1.    Monitor all the financial activities of the Corporation.

            2. Provide guidance to the Board of Directors in all matters that are related to the finances of the Corporation.

            3. Study all recommended changes to the economic structure of the Corporation.

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            4.    Evaluate the financial procedures of the Corporation.

            5. Develop the investments policy of the Corporation, and review and recommend amendments to the policy, as deemed necessary.

      F.    RESOLUTIONS AND REGULATIONS COMMITTEE

            The Chairperson of the Board of Directors shall appoint at least five (5) Directors of the Board of Directors to this Committee. In addition to those Directors, the other members of this Committee shall be the Chairperson of the Board and the President of the Corporation.

            The Chair of this Committee shall be appointed by the Chairperson of the Board of Directors from among the members of the Committee.

            This Committee shall meet at least once a year, and as many times as deemed necessary. The decisions of the Resolutions and Regulations Committee shall be by a majority of the Directors present at each meeting.

            The Committee's main responsibilities will be to:

            1. Review the Articles of Incorporation and By-laws of the Corporation, and propose and prepare those resolutions to amend the Articles of Incorporation and By-laws or any other resolution related with other institutional issues.

            2. Evaluate and judge all resolutions that are presented by the Shareholders at the Shareholders Meetings.

            3. Follow up on the status of all resolutions approved by the Shareholders at the Shareholders Meetings.

      G.    GENERAL PROVISIONS FOR ALL COMMITTEES

            1. Each of the Committees established by these By-laws shall adopt a Charter in order to govern its actions and to discharge its duties and responsibilities. The Committees shall periodically review their respective Charters, in order to make the necessary changes to achieve its purposes. The Charters, as well as any amendment thereto, shall be approved by the Board of Directors.

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            2.    All Committees shall keep records of their meetings.

            3. The Chair of each Committee may convene special meetings, as deemed necessary.

            4. The Chairperson of the Board of Directors may, from time to time, request the advice of any of the Committees of the Board, as needed.

            5. The President of the Corporation shall be a member of all Committees, except the Audit Committee and those Committees where he/she does not comply with the independence requirements that have been adopted and approved by the Board of Directors.

      H. The Board of Directors or its Chairperson may create any other Committee which they deem necessary for the proper operation of the Corporation's business.

8-12  DISBURSEMENTS

      The Corporation will not make any disbursement of $25 or more without evidencing such disbursement with a voucher correctly describing the reason for the payment and backed by an endorsed check or receipt signed by the person receiving the payment, or in the name of the same person if the payment is for services or as a refund. The voucher must describe the services performed and detail the expenses by classification.

8-13  INTERESTS OF THE DIRECTORS

      None of the members of the Board of Directors will accept, nor will benefit from any fee, broker's fee or commission, donation or other emolument in relation to any investment, loan, deposit, purchase, sale, exchange, service or other similar transaction of the Corporation; nor will it have any financial interest in said transactions in any capacity, except in representation and for the benefit of the Corporation and under the previous authority of the Board of Directors.

      However, travel and representation expenses or expenses incurred as a result of the attendance to the Board of Directors or Committee meetings may be paid to the Directors; as well as for those professional services performed as a medical doctor or dentist to the insurers of Triple-S, Inc., or any other health subsidiary in its capacity as a participating provider of the health insurance plan or plans.

      No ex-director may be part of the Administration of the Corporation or its Subsidiaries nor perform any type of professional services in its capacity as a private citizen or as part of any business, until after three (3) years after the end of his/her term as a member of the Board of Directors.

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Triple-S Management Corporation
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8-14  CAUSES FOR REMOVAL OF DIRECTORS AND EXECUTIVE OFFICERS NAMED TO THE BOARD
      OF DIRECTORS

      The following will be considered just cause for the removal of officers:

      1.    Act with gross negligence in the performance of his/her duties.

      2.    Receive or give a bribe.

      3. Convicted of a felony or grave misdemeanor, which involves depravation by a competent court.

      4.    Act immorally or improperly.

      5. Have personal interests incompatible with the interests of the Corporation.

      6. Embezzle or fraudulently or negligently use or dispose of funds of the Corporation.

      7.    Improperly use his/her position for personal benefit.

      8. To be absent without any justification for three (3) consecutive ordinary meetings of the Board properly notified or to be absent from six (6) ordinary meetings during the period of one year with or without justification.

      9. Provide confidential or sensitive information of the Corporation without the proper authorization or when it damages the interests of the business.

      10. Lose the Board's confidence when a minimum of three fourths of the total number of directors which comprise the Board concur in voting for the removal of a director.

      11. Violate in a consistent manner the Articles of Incorporation or the By-laws and Regulations of the Corporation, as well as the General Corporations Law of Puerto Rico and/or the agreements approved in the Shareholders Meeting or by the Board of Directors.

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By-laws of
Triple-S Management Corporation
Page 17

                             CHAPTER 9 - AMENDMENTS

9-1   AMENDMENTS

      A. In order to amend these By-laws, the Board of Directors must consider and approve the proposed amendments, then the resolution to amend the By-laws must be notified and included in the notice for the shareholders' meeting, and, lastly, at said meeting, the shareholders must approve the amendments pursuant to the voting requirements set forth herein:

            1. By the affirmative vote of a majority of the issued and outstanding common shares with the right to vote present at a validly constituted meeting of shareholders, except for those cases set forth below.

            2. By the affirmative vote of three-fourths (3/4) of the issued and outstanding common shares with the right to vote, in the case of Section "A" of Article 4-1 (that no person may hold five percent (5%) or more of the voting common shares of the Corporation), Article 6-2 (that prohibits cumulative voting), and Section "B" of Article 7-1 (that establishes that the Board of Directors will be divided into three staggered groups).

            3. By the affirmative vote of a majority of the issued and outstanding common shares with the right to vote, in the case of Article 3-1 regarding authorized capital.

            4. By the affirmative vote of such amount of votes or percentage of votes required by the Articles of Incorporation if the requirements established therein are greater than those established in this Article 9-1 for any particular matter that is contained in the Articles of Incorporation as well as in the By-laws.

      B. The approved amendments will be certified by the President and the Secretary, in triplicate, with the seal of the Corporation.

      C. The amendments to the By-laws approved by the shareholders at a meeting or by referendum will be distributed to the shareholders.

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By-laws of
Triple-S Management Corporation
Page 18

                           CHAPTER 10 - ADMINISTRATION

10-1  NAMING OF THE PRESIDENT OF THE CORPORATION AND HIS/HER FACULTIES

      The Board of Directors will name a President to the Corporation who will be in charge of the general administration, superintendence, and management of the business of the Corporation, subject to the orders and regulations of the Board of Directors, who will fix his salary. The President of the Corporation will assume all other duties and responsibilities that are imposed upon him/her at the Shareholders Assemblies or by the Board of Directors.

10-2  ADMINISTRATION

      The Board will have the faculty to name any other officers that they deem convenient and necessary.

10-3  BONDS

      The President of the Corporation, as well as any officer or employee that collects, receives, manages or is responsible for or guard funds or securities of the Corporation, will have to give a fidelity bond in the amount set forth by the Board of Directors.

10-4  BUDGET FOR EXPENSES

      The President of the Corporation will prepare each calendar year the budget for the administrative expenses of the Corporation, which will be submitted to the Board of Directors on or before November 15 for their consideration. The Board of Directors will approve the budget on or before December 31, and it will become effective the 1st of January of the next calendar year. In the event that the budget is not approved by the stated date, the corporate operations will continue based on the budget for the previous year until the Board approves a new budget for the administrative expenses of the Corporation. The budget will be available for inspection by the Shareholders at the principal offices of the Corporation, after January 15 of the corresponding year.

By-laws were effective on April 14, 1998.

Revised on December 7, 1998; April 25, 1999; April 30, 2000; April 29, 2001;
      April 28, 2002; April 27, 2003; April 25, 2004; April 24, 2005.